SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                            SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
                                (Amendment No. )

Filed by the Registrant /x/
Filed by a Party other than the Registrant /_/

Check the appropriate box:

/_/ Preliminary Proxy Statement
/x/ Definitive Proxy Statement
/_/ Definitive Additional Materials
/_/ Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

               Pharmaceutical Marketing Services, Inc.
________________________________________________________________________________
                (Name of Registrant as Specified In Its Charter)

________________________________________________________________________________
                   (Name of Person(s) Filing Proxy Statement)

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/x/ $125 per Exchange Act Rule 0-11(c)(1)(ii), 14a-6(i)(1) or 14a-6(j)(2).
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    Exchange Act Rule 14a-6(i)(3).
/_/ Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

1) Title of each class of securities to which transaction applies:

   _____________________________________________________________________________

2) Aggregate number of securities to which transaction applies:

   _____________________________________________________________________________

3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:*

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4) Proposed maximum aggregate value of transaction:

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/_/ Check box if any part of the fee is offset as provided by
    Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously.  Identify the previous filing by registration statement number, or the form or schedule
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    1) Amount previously paid: _________________________________________________

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*Set forth the amount on which the filing fee is calculated and state how it was
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

                                     [LOGO]
                     PHARMACEUTICAL MARKETING SERVICES INC.
                            2394 EAST CAMELBACK ROAD
                             PHOENIX, ARIZONA 85016

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                                NOVEMBER 22, 1996


   The Annual Meeting of Stockholders of Pharmaceutical Marketing Services Inc. ("PMSI" or the "Company") will be held at The Hyatt Regency Princeton, U.S. Route 1 and Alexander Road, 102 Carnegie Center, Princeton, New Jersey, on the 22nd day of November, 1996, at 10:00 A.M., for the following purposes:

   1. To elect seven directors to hold office until the next Annual Meeting of Stockholders and until their respective successors shall have been duly elected and qualified;

   2. To approve an increase in the number of shares available for distribution under the Company's Stock Option and Restricted Stock Purchase Plan from 2,000,000 to 2,250,000 shares; and

   3. To ratify the selection of Coopers & Lybrand L.L.P., independent public accountants, as the auditors of the Company for the fiscal year ending June 30, 1997;

   4. To transact such other business as may properly come before the meeting or any adjournment thereof.


   The Board of Directors has fixed the close of business on September 23, 1996 as the record date for the determination of the stockholders of the Company entitled to notice of and to vote at the Annual Meeting of Stockholders. Each share of the Company's Common Stock is entitled to one vote on all matters presented at the Annual Meeting.

   ALL HOLDERS OF THE COMPANY'S COMMON STOCK (WHETHER THEY EXPECT TO ATTEND THE ANNUAL MEETING OR NOT) ARE REQUESTED TO COMPLETE, SIGN, DATE AND RETURN PROMPTLY THE PROXY CARD ENCLOSED WITH THIS NOTICE.

By Order of the Board of Directors
Warren J. Hauser
Secretary


November 6, 1996

                     PHARMACEUTICAL MARKETING SERVICES INC.
                                 PROXY STATEMENT
                         ANNUAL MEETING OF STOCKHOLDERS
                                NOVEMBER 22, 1996
                                  INTRODUCTION


   This Proxy Statement is being furnished to stockholders of record of Pharmaceutical Marketing Services Inc. ("PMSI" or the "Company") as of September 23, 1996 in connection with the solicitation by the Board of Directors of PMSI of proxies for the 1996 Annual Meeting of Stockholders to be held at The Hyatt Regency Princeton, U.S. Route 1 and Alexander Road, 102 Carnegie Center,
Princeton, New Jersey, on November 22, 1996 at 10:00 A.M., or at any adjournments thereof, for the purposes stated in the Notice of Annual Meeting. The approximate date of mailing of this Proxy Statement and enclosed form of proxy to stockholders is November 6, 1996.


   As of the close of business on September 23, 1996, the Company had outstanding 13,186,275 shares of Common Stock, $.01 par value ("Common Stock"). Each share of Common Stock is entitled to one vote on all matters presented at the Annual Meeting. The presence, either in person or by properly executed proxy, of the holders of record of a majority of the issued and outstanding stock entitled to vote at the Annual Meeting shall constitute a quorum at the Annual Meeting.

   If the enclosed proxy is signed and returned, it may, nevertheless, be revoked at any time prior to the voting thereof at the pleasure of the stockholder signing it, either by a written notice of revocation received by the person or persons named therein or by voting the shares covered thereby in person or by the execution of another proxy dated subsequent to the date thereof.

   Shares represented by duly executed proxies in the accompanying form will be voted in accordance with the instructions indicated on such proxies, and, if no such instructions are indicated thereon, will be voted in favor of the nominees for election as directors named below and for the other proposals referred to below.

   The vote required for approval of each of the proposals before the stockholders at the Annual Meeting is specified in the description of such proposal below. For the purposes of determining whether a proposal has received the required vote, abstentions will be included in the vote total, with the result that an abstention will have the same effect as a negative vote. Brokers who are members of the New York Stock Exchange ("NYSE") and who hold shares in "street name" for customers have, by NYSE rules, the authority to vote on certain items in the absence of instructions from their customers, the beneficial owners of the shares. Under these rules, brokers that do not receive instructions are entitled to vote on the election of the seven nominees for director and the increase in the number of authorized shares under the Company's Stock Option and Restricted Stock Purchase Plan.

1. ELECTION OF DIRECTORS

   The entire Board of Directors is comprised of seven directors. All directors will be elected for terms expiring at the 1998 Annual Meeting. The directors will continue to serve until their respective successors are duly elected and qualified.

   Shares represented by proxies returned duly executed will be voted, unless otherwise specified, in favor of the seven nominees for the Board of Directors named below. Each nominee for director will be elected by a plurality of the votes cast at the Annual Meeting of Stockholders. If any (or all) of such persons should be unable to serve, the persons named in the enclosed proxy will vote the shares covered thereby for such substitute nominee (or nominees) as the Board of Directors may select. Stockholders may withhold authority to vote for any nominee(s) by entering the names of such nominee(s) in the space provided for such purpose on the proxy card. Proxies will be voted "for" the election of the seven nominees unless instructions to "withhold" votes are set forth on the proxy card. Withheld votes will not influence voting results. Abstentions may not be specified as to the election of directors. THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE TO ELECT THE SEVEN NOMINEES FOR THE BOARD OF DIRECTORS NAMED BELOW.

                      NOMINEES FOR ELECTION AS DIRECTOR

                                                                SERVED AS         SHARES
                                                                DIRECTOR       BENEFICIALLY    PERCENT
         NAME                  PRINCIPAL OCCUPATION               SINCE          OWNED(1)     OF CLASS
---------------------  ------------------------------------ ---------------- --------------- ----------
Carolyne K. Davis      Healthcare consultant                February 1992       24,000 (2)     *
Handel E. Evans        Chairman of the Board of PMSI and    July 1991          526,136 (3)    4.0
                       Source Informatics Inc.
Robert J. Frattaroli   President of PMSI                    February 1995      110,000 (4)     *
Stuart Gold            Retired, formerly Vice President,    February 1992       24,000 (2)     *
                       Marion Merrell Dow Inc.
Frederick W. Kyle      Vice Chairman of PMSI                November 1992       24,500 (5)     *
Dennis M.J. Turner     Chief Executive Officer of PMSI and  July 1991          526,894 (3)    4.0
                       Source Informatics Inc.
Patrick J. Welsh       General partner of Welsh, Carson,    July 1991        2,748,517 (6)   20.8
                       Anderson & Stowe

All executive officers and directors as a group (nine persons)               3,881,542 (7)   29.4

----------
    *  Less than 1.0%

(1)  As of October 17,  1996.  Unless  otherwise  noted,  each  nominee has sole
     voting  and   investment   power  with  respect  to  the  shares  shown  as
     beneficially owned by him or her.


(2) Includes (i) 16,000 shares issuable upon the exercise of currently vested stock options and (ii) 8,000 shares issuable upon the exercise of stock options that vest ratably over two years, commencing February 12, 1997.

(3) Includes (i) 250,000 shares issuable upon the exercise of currently vested stock options and (ii) 208,550 shares owned by an investment company, substantially all of which is owned by trusts administered for the benefit of the members of the families of Messrs. Evans and Turner.

(4) Includes (i) 20,000 shares issuable upon the exercise of currently vested stock options, (ii) 10,000 shares issuable upon the exercise of stock options that vest ratably over five years, commencing November 16, 1996 and
     (iii) 80,000 shares issuable upon the exercise of stock options that vest ratably over four years, commencing February 20, 1997.

(5) Includes (i) 12,000 shares issuable upon the exercise of currently vested stock options and (ii) 12,000 shares issuable upon the exercise of stock options that vest ratably over three years, commencing November 11, 1996.

(6) Includes (i) 12,000 shares issuable upon the exercise of currently vested stock options, (ii) 12,000 shares issuable upon the exercise of stock options that vest ratably over three years, commencing March 17, 1997,
     (iii) 1,507,640 shares owned by various partnerships affiliated with Welsh, Carson, Anderson & Stowe ("WCAS") and (iv) 1,201,144 shares owned by Source Informatics Inc. ("Source"). The WCAS partnerships own shares of capital stock representing in the aggregate approximately 37.5% of the outstanding capital of Source, on a fully-diluted basis. Mr. Welsh is a general partner of the respective general partners of the WCAS partnerships and may therefore be deemed to be the beneficial holder of the shares that are owned or may be deemed to be owned by such partnerships.

(7) Includes, in addition to shares issuable upon the exercise of stock options held by directors and the executive officers set forth above, an aggregate 100,500 shares issuable upon exercise of stock options held by other executive officers.

   To the Company's knowledge, the only persons or groups that may be deemed to own beneficially 5% or more of the Company's outstanding Common Stock are the following:

                                                            SHARES
                                                         BENEFICIALLY   PERCENT
          NAME AND ADDRESS                                  OWNED(1)    OF CLASS
-------------------------------------------------------    ---------    --------
Welsh, Carson, Anderson & Stowe V......................   1,507,640       11.4%
  Welsh, Carson, Anderson & Stowe IV
  WCAS Venture Partners L.P.
  WCAS Capital Partners, L.P.
  320 Park Avenue
  New York, New York 10022
Source Informatics Inc. ...............................   1,201,144(2)    9.1%
  45 Rockefeller Plaza
  New York, New York 10111
----------

(1)  As of October 17, 1996. See "Certain Transactions."

(2) The shares are owned either directly by Source Informatics Inc. or indirectly through a wholly-owned subsidiary.

   During the period from July 1, 1995 through June 30, 1996, the Board of Directors of the Company held four meetings. Each director attended all of the meetings. The only standing committees of the Board of Directors are the Audit Committee, whose members are Carolyne K. Davis, Patrick J. Welsh and Stuart Gold, and the Organization and Compensation Committee, whose members are Dr. Davis and Mr. Welsh. Frederick W. Kyle was a member of the Organization and Compensation Committee during the period from July 1, 1995 until September 30, 1996, but resigned his position on October 1, 1996, at the time of his appointment as Vice Chairman of the Company.

   The Audit Committee periodically consults with the Company's management and independent public accountants on financial matters, including the Company's internal financial controls and procedures. The Audit Committee held one meeting during the 1996 fiscal year. The Organization and Compensation Committee reviews and approves the compensation, including the granting of stock options, of corporate officers of the Company. This Committee also reviews the performance of the Company's Chairman, Chief Executive Officer and President. The Organization and Compensation Committee held one meeting during the fiscal year. The Company does not have a nominating committee.

                        DIRECTORS AND EXECUTIVE OFFICERS

   Set forth below is certain information with respect to each of the nominees for the office of director and each other executive officer of PMSI:

NOMINEES


   Carolyne K. Davis, 64, has served as a director of the Company and as a member of the Audit Committee and the Organization and Compensation Committee since February 1992. Dr. Davis has been, since 1985, a national and international healthcare consultant. From February 1981 until August 1985, Dr. Davis served as Administrator of the Health Care Financing Administration, Department of Health and Human Services, where she oversaw the Medicare and Medicaid programs. She also has served as Dean of the School of Nursing and Associate Vice President for academic affairs at the University of Michigan. In addition, she has served on the board of trustees of Johns Hopkins University. Dr. Davis serves as a director of Beckman Instruments, Merck Inc. and The Prudential Insurance Company of America. She is also a member of the National Academy of Sciences, Institute of Medicine, a trustee of the Medical Center of the University of Pennsylvania, and a member of the Board of Directors of Georgetown University.

   Handel E. Evans, 62, has served as a director and as Chairman of the Board since the inception of the Company in July 1991. Mr. Evans has also served as a director and as Chairman of the Board of Source Informatics Inc. ("Source"), a database and information services company that, since it was spun off by Walsh International Inc. ("Walsh") in April 1996 (the "Spin-Off"), has held 9.1% of the outstanding shares of PMSI. From 1986 until immediately prior to the Spin-Off, Mr. Evans served as Chairman of the Board of Walsh and its predecessor company. From 1981 until September 1986, he was Joint Managing Director of SMS International N.V. ("SMSI") which marketed hospital computer systems. Prior to that, Mr. Evans spent eighteen years at IMS International Inc., where he most recently served as Executive Vice President and as a director. Mr. Evans is a director of Allergan Inc. and a former director of SmithKline Beecham plc.

   Robert J. Frattaroli, 55, has served as a director and as President of the Company since February 1995. Mr. Frattaroli was also Chief Operating Officer of PMSI until September 1996 when he relinquished those responsibilities to concentrate on the Company's program to divest its communications businesses. From 1993 until immediately prior to joining the Company, Mr. Frattaroli served as Deputy Chief Executive Officer of the Reed Elsevier Medical Group, a global medical publishing and communications business. From 1988 until February 1993, he was President of Excerpta Medica Inc., the medical publishing subsidiary of the Reed Elsevier Group. Prior to joining Reed Elsevier, Mr. Frattaroli was a Vice President and General Manager of the Fine Chemicals Group of Hoffmann-LaRoche, Inc.

   Stuart Gold, 60, has served as a director of the Company and as a member of the Audit Committee since February 1992. Mr. Gold was Vice President, Strategic Planning Services, at Marion Merrell Dow, Inc. and its predecessor, Marion Laboratories, Inc. ("Marion"), a position he held from 1978 until his retirement in 1991. He also served as a director of Marion from November 1983 through November 1985. From 1968 through 1972, Mr. Gold was Director of Marketing Research at Marion and in 1972 was appointed Vice President, Corporate Marketing Research. Prior to that, he was a Director of Research at Lea Associates Inc. (now IMS America Ltd.). Mr. Gold had previously practiced retail pharmacy and was on the faculty of the Philadelphia College of Pharmacy and Science, where he served as a member of the Board of Trustees from 1984 to 1993. He is a member of the American Pharmaceutical Association.

   Frederick W. Kyle, 64, has served as a director of the Company since November 1992 and, since October 1996, as Vice Chairman, responsible for PMSI's worldwide commercial operations. Mr. Kyle was a member of the PMSI Organization and Compensation Committee from March 1993 until September 1996 when he assumed his current operating responsibilities. Prior thereto, Mr. Kyle was a managing director of Finisterre Capital Partners, L.P., an investment fund specializing in the pharmaceutical, medical device and diagnostic industries. From December 1991 until December 1993, Mr. Kyle was Senior Vice President of the American Red Cross. Prior to joining the American Red Cross, Mr. Kyle was employed at SmithKline Beecham Pharmaceuticals since 1981, most recently as President of Commercial Operations, a position he held from June 1990. He also served as a director of SmithKline Beecham plc. from July 1989 to December 1991. Mr. Kyle is also a director of Virus Research Institute Inc., Cytomed Inc. and SoloPak Pharmaceuticals Inc. and serves as a trustee of The Jackson Laboratory and Temple University Health Systems.

   Dennis M.J. Turner, 54, has served as a director and as the Company's Chief Executive Officer since its inception in July 1991 and as President of the Company during the period from inception through December 31, 1991. Mr. Turner has also served as Chief Executive Officer and a director of Source since the Spin-Off. From late 1986 through April 1996, he was Chief Executive Officer of Walsh and its predecessor company. Until September 1986, he was Joint Managing Director of SMSI. Mr. Turner is Chairman of the Board of Directors of Walsh and is a director of International Biotechnology Trust plc.

   Patrick J. Welsh, 53, has served as a director of the Company since its inception in July 1991 and as a member of the Audit Committee and the Organization and Compensation Committee since February 1992. He has served as a director of Source since April 1996 and was a director of Walsh from April 1988 until April 1996. In 1979, Mr. Welsh co-founded WCAS, a venture capital and buyout firm special-izing in the information processing and healthcare industries, and is a general partner of the respective sole general partners of its associated limited partnerships, which in the aggregate own approximately 37.5% and 11.4%, respectively, of the outstanding Common Stock of Source and PMSI, on a fully-diluted basis. Mr. Welsh is a director of MedCath, Incorporated, a provider of cardiology and cardiovascular services, and Syntellect Inc., a company in the business of interactive voice response systems.

   Of the seven current members of the Board of Directors, four are officers of the Company who do not receive additional compensation for their Board service. The remaining directors receive an annual retainer of $10,000 and are reimbursed for their expenses.

EXECUTIVE OFFICERS

   Warren J. Hauser, 53, has served as Vice President, General Counsel and Secretary of the Company since its inception. He served as Vice President, General Counsel and Secretary of Walsh from April 1989 until April 1996 and has served in the same capacity at Source since the Spin-Off. Before joining Walsh, Mr. Hauser was employed for 19 years by SmithKline Beckman Corporation (now SmithKline Beecham) where, for the last nine years, he served as Vice President, Legal Affairs, for that company's international operations.

   Lyle R. Scritsmier, 43, has served as Vice President, Chief Financial Officer and Treasurer of the Company since June 1993. From September 1990 until his appointment to his present position, he served as Vice President, Finance, of Walsh America Ltd., a subsidiary of Walsh. During the period from December 1992 until June 1993, Mr. Scritsmier was also a Vice President of Walsh. From the Company's inception, he has had responsibility for financial services in the United States. Prior to joining Walsh, Mr. Scritsmier, who is a certified public accountant, was Vice President, Finance of Alta Health Strategies, Inc., a third-party health administrator. Mr. Scritsmier has advised the Company that he will leave the full-time employ of PMSI at the end of October 1996 and will thereafter until February 1997 provide financial and accounting consulting services to the Company. The Company anticipates that the new Chief Financial Officer will be appointed prior to the end of November.


   To the Company's knowledge, all statements of beneficial ownership required to be filed with the Securities and Exchange Commission (the "Commission") during the 1996 fiscal year have been timely filed except that Source reported late the acquisition of 1,201,144 shares from Walsh in the Spin-Off in April 1996 and Mr. Turner and Mr. Evans reported late the sale of 7,000 shares by their investment company in March 1996.


                              CERTAIN TRANSACTIONS

   Relationship with Walsh and Source. The Company was formed by Walsh in July 1991 by transferring to PMSI the stock or, in certain cases, assets of certain of its subsidiaries. In return, PMSI issued shares of Common Stock to Walsh. After the initial public offering in December 1991, a second public offering in May 1992 in which Walsh sold shares of PMSI Common Stock, a distribution of PMSI Common Stock in March 1993 by Walsh to its stockholders and option holders, the sale by Walsh of shares of PMSI Common Stock in the NASDAQ National Market under SEC Rule 144 in March 1994 and the sale by PMSI of shares of Common Stock in an offshore private offering in accordance with Regulation S under the Securities Act of 1933 in June 1995, Walsh held 1,201,144 shares (or approximately 9.1%) of PMSI Common Stock.

   The Spin-Off. On April 16, 1996, as part of the Spin-Off of the Walsh database operations to Source, Walsh transferred all its shares of PMSI Common Stock to Source. Simultaneously therewith, Walsh assigned to Source certain long-term data supply and license agreements with PMSI. In addition, Walsh assigned to Source certain other agreements with the Company under which Source currently provides the Company with management, data processing and administrative services and subleases certain facilities to the Company for various periods through December 1997.

   Since the Spin-Off, Messrs. Evans, Turner and Hauser, who were previously officers of Walsh, serve as officers of Source and provide services to the Company pursuant to the Management and Executive Services Agreement described below (the "Management and Executive Services Agreement"). The

Company has also contracted with Source for certain management services in the United States and the United Kingdom and for other ancillary services in the ordinary course of business. The total payment by the Company to Walsh and Source for all these services, other than pursuant to the licensing agreement (the "Alpha Database License Agreement") for Source's prescription database (the "Alpha Database"), for the fiscal year ended June 30, 1996 aggregated approximately $8,053,000 (with payments from Walsh and Source to the Company of $1,597,000 for services rendered by the Company pursuant to these agreements). The Company believes that the terms of these contracts are fair and reasonable and are no less favorable to the Company than those that could have been obtained in comparable transactions on an arm's-length basis with independent third parties.

   Long-Term Data Supply Licenses. As a result of the Spin-Off and the assignment of certain agreements by Walsh to Source, the Company and Source are parties to a long-term licensing agreement covering the use of prescription data derived from the Alpha Database now owned by Source. In addition, the Company continues to hold a license to Walsh's physician database, which contains lists of physician names and addresses (the "Physician Database"). Prior to the Spin-Off, the Company relinquished the right it previously had to acquire from Walsh the SCRIPTRAC business that had been retained by Walsh in Canada, Australia and New Zealand.

   Alpha Database License. Source Informatics America Inc., a subsidiary of Source, has granted the Company an exclusive license in the United States to use the Alpha Database to provide targeting information with respect to the prescribing behavior of individual physicians. The initial term of the license and three subsequent renewal terms provide the Company with the exclusive option to maintain the license through 2011. Thereafter, the agreement will be renewed for successive five-year terms unless terminated by either party. Source has agreed that, for so long as the Alpha Database License Agreement is in effect, it will not engage in the business of providing physician targeting services in countries in which the Company is marketing such services.

   Due to the movement by healthcare clients towards comprehensive database contracts under which PMSI and Source jointly provide information services in the United States, the Company and Source currently allocate certain revenues arising from those client contracts. In addition, the Company has agreed to make license payments to Source under the Alpha Database License Agreement based on an allocation of the annual Alpha Database costs for data updating and maintenance according to the relative revenues generated by Source and PMSI in using the database. In the fiscal year ended June 30, 1996, the Company made payments in the aggregate amount of $3,094,000 to Walsh and Source pursuant to the Alpha Database License Agreement.


   Physician Database License. In the United Kingdom, France, Germany, The Netherlands and Belgium, Walsh has licensed to PMSI its Physician Database, which is used by Walsh to provide direct mail marketing services in those countries. Except in the United Kingdom, where the Company may sell such lists, the Company may use such lists only for internal purposes and in connection with the development and delivery of its SCRIPTRAC database. The initial term of the license runs through 2001 and the license is renewable for two further five-year periods, if not terminated by the Company six months prior to the renewal date. Thereafter, the agreement is renewable for five-year terms unless terminated by either party. The Company pays Walsh an annual royalty fee for each physician supplied in the database, which fee covers delivery of information four times a year. PMSI, in turn, provides Walsh with certain information with regard to physicians on the lists provided by Walsh obtained by PMSI as a result of its use of the Physician Database for physician targeting activities.

   SCRIPTRAC Purchase Agreement. As part of the transfer to the Company of the stock and/or assets of certain of its subsidiaries in 1991, Walsh retained the SCRIPTRAC business in Belgium, The Netherlands, Italy, Spain, Canada, Australia and New Zealand. On April 1, 1994, the Company purchased Walsh's SCRIPTRAC operations in Belgium and The Netherlands, the SCRIPTRAC licenses in Italy and Spain, and its pharmaceutical marketing research business in The Netherlands for $6,355,000 in cash. As additional consideration for certain other benefits derived by the Company under the agreement relating to the transaction, PMSI advanced a $1.2 million interest-free loan to Walsh, payable in June 1999 (or earlier if certain financial criteria required to be met by Walsh are not achieved). As consideration for certain revisions to the loan arrangement between Walsh and PMSI, the Company has released 120,000 shares of PMSI Common Stock owned by Walsh which had previously been held by the Company as security for the loan.

   In the original transaction with Walsh, the Company retained an option to acquire from Walsh the SCRIPTRAC business in Canada, Australia and New Zealand, as a whole, exercisable from January 1, 1995 through January 1, 2012. As of December 1, 1995, the Company waived its option to purchase the SCRIPTRAC business in those countries in consideration for the sum of $350,000. PMSI also agreed not to compete with Walsh in those countries until the later of (i) November 30, 2005 and (ii) the termination of the Alpha Database License Agreement.

   Management and Executive Services Agreement. Since the Spin-Off on April 16, 1996, Source has provided to the Company certain management services (previously supplied by Walsh) covering executive management, accounting, legal and other services principally in the United States, where comprehensive database contracts have been negotiated, and in the United Kingdom. Under the agreement, the services will be provided for various periods ranging to the end of 1997 and are renewable automatically for one-year periods in the absence of notice of termination by any party. The services provided by Source include executive, management and legal services at the corporate level and management, accounting and personnel services in the United States and the United Kingdom. The fees paid by the Company to Walsh and Source in respect of the services provided pursuant to the Management and Executive Services Agreement for the fiscal year ended June 30, 1996 aggregated $3,257,000. In addition, as an incentive to certain of the executives whose services are provided to the Company by Source, the agreement provides for the payment of bonuses, in the sole discretion of the Board of Directors of the Company, in the event the Company exceeds certain objectives set by the Board of Directors.

   Accordingly, for the foreseeable future, certain management functions in the Company will continue to be performed by current members of the management of Source who also devote significant time to the affairs of Source. If the services of any such executives were to be unavailable to PMSI for any reason, it is likely that the cost to the Company of recruiting full-time management to replace such Source executives would exceed the management costs borne by PMSI under the Management and Executive Services Agreement.

   Other Agreements. The Company is also a party to the following agreements with Source or Walsh, as the case may be, pursuant to which said parties sublease facilities and provide certain management, personnel benefits and data processing services to the Company. In addition, PMSI and Source jointly market certain products in the United States.

   Data Processing Agreement. The Company has contracted with Source to provide specific data processing and software support services to PMSI and its customers in the United States, and with Walsh in respect of those services in the United Kingdom, Germany and The Netherlands. The terms of the respective agreements run to the end of 1997 and will be automatically extended for subsequent one-year periods if not terminated by either party. The fees payable by PMSI to each of Walsh and Source for such services are based either on allocated costs or on competitive rates for comparable services from alternative suppliers.

   Facilities Agreement. PMSI sublets fully furnished office space from Source in the United States and from Walsh in Belgium, and Walsh and/or Source sublet similar facilities from the Company in the United Kingdom, Germany, France and The Netherlands. The terms of the subleases each run through the end of 1997 and will be renewed automatically in the absence of termination by either party. Each company pays its pro rata share of the respective rental charges, based on space actually occupied.

   Collaborative Marketing Agreement. In the United States, the Company and Source jointly market certain of their products, principally those derived from the databases owned by the parties. The term of the joint marketing agreement runs to the end of 1997 and is automatically renewable thereafter for one-year periods, if not previously terminated.

   Health and Benefits Agreement. In the United States, Source provides the employees of the Company with health insurance and other benefits comparable with those it offers to its own employees. In the United Kingdom, Walsh provides similar benefits to PMSI employees. PMSI reimburses Source and Walsh for the actual costs of such benefits.

   Agreements in the Ordinary Course of Business. PMSI has contracted at standard commercial rates for certain other services that Walsh or Source normally provide to third parties in the ordinary course of business. In addition, Walsh provides its mailing services to the Company at discounted rates in The Netherlands, Germany, France and the United Kingdom. The term of the agreement runs to the end of 1997 and may be renewed thereafter for successive one-year terms.


                             EXECUTIVE COMPENSATION


SUMMARY COMPENSATION TABLE


   The following table sets forth certain compensation information with respect to the Chief Executive Officer and the four highest paid executive officers of the Company (together with the Chief Executive Officer, the "Named Executive Officers") for each of the fiscal years ended June 30, 1994, 1995 and 1996. Messrs. Evans, Turner and Hauser serve in their respective capacities pursuant to the Management and Executive Services Agreement among the Company and Source and several of its subsidiaries, pursuant to which they provide to the Company, as appropriate, executive management on a part-time basis. See "Certain Transactions -- Management and Executive Services Agreement." The extent of such services varies between executives and from time to time, but, in general, the time commitment required of the covered executives in the 1996 fiscal year was substantial. Source pays the salary of these officers and PMSI pays a fee to Source for the aggregate services rendered to PMSI. (Until the Spin-Off, Walsh paid the salaries of these officers and, accordingly, the management fees due from the Company until such time were paid to Walsh.) The management fees are calculated in accordance with a formula set forth in the Management and Executive Services Agreement. In the following table, the salary amount is shown for each Named Executive Officer while the bonus paid is shown only for Messrs. Frattaroli (who joined the Company in February 1995) and Scritsmier. While the Management and Executive Services Agreement provides that Source pay the bonuses, if any, of the covered executives, commencing in fiscal 1994 the Company assumed the obligation of paying bonuses directly. However, no bonuses have been awarded by the Company in any of the fiscal years covered by the following table to any of the executives covered by the Management and Executive Services Agreement.

   Mr. Kyle was appointed Vice Chairman and given responsibility for the worldwide commercial operations of the Company, effective October 1, 1996. In this capacity, Mr. Kyle will receive compensation in the amount of $300,000 per year and stock options commensurate with his responsibilities to be determined by the PMSI Organization and Compensation Committee.

------------------------------------------------------------------------------------------------------------------------------------
                                                                                   Long-Term Compensation
                                            Annual Compensation                           Awards (1)
------------------------------------------------------------------------------------------------------------------------------------
         (a)                   (b)       (c)       (d)          (e)                  (f)             (g)            (h)
--------------------------   --------  -------  --------  -----------------     ------------  ------------     -------------
                                                                                               Number of
                                                                                              Securities
                                                            Other Annual          Restricted   Underlying        All Other
Name and                      Fiscal   Salary     Bonus     Compensation            Stock       Options        Compensation
Principal Position            Year        ($)      ($)         ($)(2)               Award($)    Granted          ($)(3)
------------------------------------------------------------------------------------------------------------------------------------

Dennis M.J. Turner            1996     352,500     N/A                                 --           0         60,301 (4)
Chief Executive Officer       1995     335,000     N/A             --                  --           0         43,829
                              1994     317,500     N/A             --                  --           0          7,145

Handel E. Evans               1996     352,500     N/A             --                  --           0         76,797 (5)
Chairman of the Board         1995     335,000     N/A             --                  --           0         21,670
                              1994     317,500     N/A             --                  --           0         33,908

Robert J. Frattaroli          1996     245,000     30,000      43,469 (8)                      10,000          7,139 (9)
President, Chief Operating    1995      86,461(7)    0             --                  --     100,000          1,996
Officer(6)

Warren J. Hauser              1996     214,250     N/A             --                  --       3,000          5,560(10)
Vice President, Secretary     1995     212,000     N/A             --                  --       7,500          7,324
and General Counsel           1994     207,000     N/A             --                  --      10,000         10,609


Lyle R. Scritsmier            1996     170,834     25,200          --                  --      10,000          8,163(11)
Vice President, Chief         1995     161,667     35,000          --                  --      15,000          8,588
Financial Officer,            1994     140,000       0             --                  --      25,000         11,063
Treasurer
------------------------------------------------------------------------------------------------------------------------------------

(1) No pay-outs pursuant to long-term incentive plans have been made since the inception of the Company.

(2)  Other  Annual   Compensation  for  each  named  executive  other  than  Mr.
     Frattaroli aggregated less than 10% of such executive's salary and bonus.

(3) Amounts shown do not include options shown in column (g), which become fully vested and immediately exercisable upon a change in control. For each of Messrs. Turner, Evans and Hauser, the amounts shown are paid by Source.

(4) Amount shown includes payments made to the executive pension plan of $52,875, life insurance premiums of $5,925 and medical insurance premiums of $1,501.

(5) Amount shown includes payments made to the executive pension plan of $52,875, life insurance premiums of $22,421 and medical insurance premiums of $1,501.

(6) As of September 30, 1996, Mr. Frattaroli relinquished his responsibilities as Chief Operating Officer.

(7) Amount shown refers to salary paid from date of commencement of employment, February 20, 1995, to June 30, 1995.

(8) Amount shown refers to tax equalization payments related to moving expenses of $33,469 and a car allowance of $10,000.

(9) Amount shown includes life insurance premiums of $576, medical and disability insurance premiums of $3,713 and a contribution of $2,850 to the Company's 401(k) Plan.

(10) Amount shown includes life insurance premiums of $509 and medical and disability insurance premiums of $5,051.

(11) Amount shown includes life insurance premiums of $408, medical and disability insurance premiums of $1,874 and a contribution of $5,881 to the Company's 401(k) Plan.

   In the 1996 fiscal year, the Board of Directors granted to executive officers a total of 35,000 options to purchase shares of Common Stock of the Company. These included the following grants to the Named Executive Officers.


OPTIONS GRANTED IN LAST FISCAL YEAR


                                                                             POTENTIAL REALIZABLE
                                                                                   VALUE AT
                                                                             ASSUMED ANNUAL RATES
                                                                                   OF STOCK
                                                                              PRICE APPRECIATION
                             INDIVIDUAL GRANTS                                 FOR OPTION TERM
--------------------------------------------------------------------------- ---------------------
         (A)               (B)            (C)           (D)         (E)         (F)        (G)
--------------------  ------------ ---------------- ---------- ------------ ---------- ----------
                         NUMBER OF     % OF TOTAL
                        SECURITIES       OPTIONS
                        UNDERLYING     GRANTED TO     EXERCISE
                          OPTIONS       EMPLOYEES       PRICE   EXPIRATION
NAME                 GRANTED(1)(2)(#) IN FISCAL YEAR    ($/SH)     DATE        5%($)     10%($)
----                ----------------  --------------    ------     ----        -----     ------
Dennis M.J. Turner .       0            0                N/A       N/A           0           0
Handel E. Evans.....       0            0                N/A       N/A           0           0
Robert J. Frattaroli  10,000          4.7%            $ 13.50    11/15/05     $84,900    $215,150
Lyle R. Scritsmier .  10,000          4.7%            $ 13.50    11/15/05     $84,900    $215,150
Warren J. Hauser ...   3,000          1.4%            $ 13.50    11/15/05     $25,470    $ 64,546
-------------------------------------------------------------------------------------------------


(1) Stock options were granted in fiscal 1996 pursuant to the Stock Option and Restricted Stock Purchase Plan of PMSI and its Subsidiaries at an option price equal to the fair market value of the Common Stock at the date of grant. The option price may be paid by delivery of already owned shares, subject to certain conditions. The 1996 options become exercisable in 20% increments after each successive anniversary of the date of grant beginning with the first such anniversary. Options become immediately exercisable upon a change in control. A change in control is deemed to have occurred if
     (i) any person (other than Source, any subsidiary of the Company or any of their respective affiliates) acquires more than 50% of the voting power of the Company's securities; (ii) there is a sale or disposition of all or substantially all the assets of the Company; or (iii) the Company is merged or consolidated with another corporation (other than Source or any subsidiary of the Company or any of their respective affiliates).

(2) Mr. Kyle, prior to his appointment as Vice Chairman of the Company in October 1996, was granted an aggregate 12,000 options pursuant to the PMSI Non-Employee Directors' Stock Option Plan at an exercise price of $13.87, the fair market value of PMSI Common Stock on such date. The options vest ratably over three years and expire on November 11, 2005 and, assuming annual appreciation rates of 5% and 10%, would present a potential realizable value over the term of $104,710 and $265,358, respectively.

AGGREGATED OPTION EXERCISES IN 1996 FISCAL YEAR AND
FISCAL YEAR END OPTION VALUES


   The following table sets forth the number of options exercised and the estimated grant date present value for the Named Executive Officers during the fiscal year ended June 30, 1996:

         (A)                (B)           (C)            (D)              (E)
--------------------  --------------- ----------- ---------------- -----------------
                                                                        VALUE OF
                                                                      UNEXERCISED
                                                      NUMBER OF       IN-THE-MONEY
                                                     UNEXERCISED       OPTIONS AT
                                                     OPTIONS AT       FISCAL YEAR
                           SHARES                  FISCAL YEAR END       END($)
                          ACQUIRED       VALUE      EXERCISABLE/      EXERCISABLE/
        NAME           ON EXERCISE(#) REALIZED($)   UNEXERCISABLE    UNEXERCISABLE
        ----           -------------- -----------   -------------    -------------
Dennis M.J. Turner .         0            0        200,000/50,000   $270,000/$67,500
Handel E. Evans.....         0            0        200,000/50,000   $270,000/$67,500
Robert J.Frattaroli.         0            0         20,000/90,000   $ 20,000/$80,000
Warren J. Hauser ...         0            0         19,900/20,600   $  13,325/$4,740
Lyle R. Scritsmier           0            0         20,200/39,800   $   7,230/$4,620

                 ORGANIZATION AND COMPENSATION COMMITTEE REPORT
                            ON EXECUTIVE COMPENSATION

   The Organization and Compensation Committee (the "Committee") was comprised, during the 1996 fiscal year, of Dr. Davis and Messrs. Kyle and Welsh. Mr. Kyle, who became Vice Chairman of the Company responsible for worldwide commercial operations on October 1, 1996, resigned from the Committee effective the date of his appointment to the new position.

   It is the responsibility of the Committee to review and approve the compensation (including bonuses) of the Company's executive officers and to make recommendations to the Board of Directors regarding grants under the Company's Stock Option and Restricted Stock Purchase Plan (the "Stock Plan"). In addition, the Committee reviews the performances of the Chairman of the Board, the Vice Chairman, the Chief Executive Officer, the Chief Operating Officer and the Chief Financial Officer of the Company.

   The Committee's recommendations are based on the Company's policy of relating individual compensation to the performance of the Company and to the individual officer's contribution to the Company's success in attaining its goals. In addition, the Committee looks at the compensation packages of executive officers of similarly situated companies in order to insure that the Company is providing competitive levels of compensation to its management and remains capable of retaining and attracting qualified executives.


   Base Salary. The base salary and bonus of each of the Chairman of the Board, Chief Executive Officer, and Vice President, General Counsel, are determined and paid by Source and their services are provided to the Company pursuant to the Management and Executive Services Agreement described in this Proxy Statement. The Committee does review the performance of, and determine the base and incentive compensation for the Vice Chairman, the President, and the Vice President, Chief Financial Officer, of the Company. In reviewing the executive officers' salaries, the Committee considered three factors: individual performance, market parity and changes in responsibilities. In assessing market parity, the Company targets to pay base salaries that are, overall, at or above the median of base salaries for similar positions with similarly situated companies.

   In order to insure that salaries of the executive officers are commensurate with the compensation paid to executives with similar responsibilities in comparable companies, the Committee, along with Source's Organization and Compensation Committee, authorized an increase in the salaries of the Company's executive officers during the 1996 fiscal year by amounts ranging from 1.4% to 5.6%.


   Bonuses. The Committee, in its discretion, authorizes the payment of bonuses to the executive officers of the Company, including those employed by Source, which are related to the achievement of Corporate and individual objectives. An executive's performance is measured against short-term goals, such as the financial performance of the Company in the current year, and long-term objectives relating to the growth and strategic restructuring and development of the business.

   Commencing in Fiscal 1994, the Committee has determined and paid directly the bonuses of the executive officers of the Company employed by Source as well as the Company that are tied to the performance of PMSI. In each of the 1994, 1995 and 1996 fiscal years, however, the Company did not meet the revenue and the operating income objectives established by the Board of Directors. As a result, the Company has not awarded bonuses linked to Company financial performance to any of its executive officers with respect to the 1994, 1995 and 1996 fiscal years. The Committee determined, however, that in fiscal year 1995 Mr. Frattaroli and Mr. Scritsmier had achieved certain individual objectives established by the Board of Director related to performance improvements of certain commercial operations, enhanced financial controls and the restructuring of certain business units. In recognition of their contributions in this regard, the Committee awarded bonuses of $30,000 and $25,200 to Mr. Frattaroli and Mr. Scritsmier, respectively, which were paid in fiscal 1996.

   Stock Options. All executive officers of the Company participate in the Company's Stock Plan. The plan's primary purpose is to align more closely the financial success of management with that of the Company's stockholders and to offer the Company's executives an incentive to contribute to the achievement of the long-term performance goals of the Company. Option grants for executive officers have therefore been determined by establishing, with the advice of outside consultants, a percentage of total cash compensation as a target future value (net of exercise price) for aggregate stock option grants. Annual grants toward this target are based on an assessment of an officer's contribution to the development of the business and the officer's individual performance.

   The Chairman and Chief Executive Officer were granted significant options in 1991 at the inception of the Company. However, they have not been granted any further options since that initial grant. In 1995, the Committee elected to grant options to three executive officers. The President of the Company and the Vice President, Chief Financial Officer, were each granted 10,000 options and the Vice President, Secretary, was granted 3,000 options at the time of the Company-wide review of options. In addition, prior to his appointment as Vice Chairman, Mr. Kyle was granted 12,000 options in November 1995 in accordance with the provisions of the Company's Non-Employee Directors' Stock Option Plan.


   Pension Plan. A pension plan for certain executive officers of the Company has been approved and is being implemented. The plan will recognize the prior service to the Company of its officers. While the plan has not been fully implemented, the Committee has approved an annual contribution by the Company to the plan equal to 15% of the executive's base salary. Upon implementation, the plan will be administered by a committee appointed by the Board of Directors. All pension contributions due to be made by the Company attributable to executive officers covered by the Plan have been accrued in fiscal year 1996 and are reflected in the Company's financial statements.

                                         Organization and Compensation Committee
                                                             Carolyne K. Davis
                                                              Patrick J. Welsh


COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION IN COMPENSATION
PLANS

   Messrs. Evans and Turner, Chairman of the Board and Chief Executive Officer, respectively, of the Company, are directors and executive officers of Source, which pays their cash compensation. See "Certain Transactions -- Management and Executive Services Agreement" and "Executive Compensation -- Summary Compensation Table."

   In addition, Mr. Welsh, who serves on the Organization and Compensation Committee, is a director of Source and a general partner of the respective sole general partners of various limited partnerships owning 37.5% of the outstanding voting stock of Source on a fully-diluted basis.

                           STOCK PERFORMANCE GRAPH


   The following graph shows a comparison of the cumulative total stockholder return on the Company's Common Stock with the cumulative total return of the NASDAQ-US Composite Index, the S&P Diversified Health Care Index and a Customized Peer Group Index for the period from December 23, 1991 (the date of the Company's initial public offering) to June 30, 1996.


   PMSI has chosen to compare itself against two peer groups. The first is a customized group including GMIS, Inc., Information Resources, Inc. and Medaphis Corporation. These companies all provide decision support systems and/or proprietary information to the healthcare industry.


   The second peer group which provides a comparison is the S&P Diversified Health Care Index. The Company has charted this index because the market has historically linked the Company's value to that of the healthcare and pharmaceutical industries.

----------
   Assumes $100 invested on 12/23/91



 #############################################################################

                                IMAGE OMITTED
 (SEE NARRATIVE DESCRIPTION BELOW OR IN "APPENDIX FOR GRAPHICS AND IMAGES".)

 #############################################################################

                                    12/23/91   12/31/91   12/31/92   6/30/93   6/30/94   6/30/95   6/30/96
                                   ---------- ---------- ---------- --------- --------- --------- ---------
PMSI.............................  $100.00    $178.60    $137.50    $128.60   $ 55.36   $ 65.18   $ 69.64
NASDAQ...........................  $100.00    $107.80    $124.50    $129.40   $129.79   $171.62   $217.87
S&P Health Care Diversified
Index............................  $100.00    $104.70    $ 88.50    $ 78.30   $ 76.39   $108.94   $146.04
Customized Peer Group Index .....  $100.00    $111.11    $134.38    $129.68   $106.19   $153.77   $236.17

   The above report of the Organization and Compensation Committee and the Stock Performance Graph will not be deemed to be soliciting material or to be filed with or incorporated by reference into any filing by the Company under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent that the Company specifically incorporates such report or graph by reference.

2. AMENDMENT OF STOCK OPTION AND RESTRICTED STOCK PURCHASE PLAN

   In October 1996, the Board of Directors of the Company approved an amendment (the "Amendment") to the Pharmaceutical Marketing Services Inc. and its Subsidiaries Stock Option and Restricted Stock Purchase Plan (the "Employee Stock Option Plan") to increase the maximum number of shares that may be issued under the Employee Stock Option Plan from 2,000,000 to 2,250,000 shares, subject to stockholder approval. The Employee Stock Option Plan provides an opportunity for employees, officers and directors of the Company to purchase Common Stock. By encouraging such stock ownership, the Company seeks to remain competitive in attracting, retaining and motivating such employees and persons and in encouraging such employees and persons to devote their best efforts to making the Company more profitable and thereby increasing stockholder value. The granting of stock options and restricted stock purchase rights (each, an "Award") serves as partial consideration and additional inducement to work towards the financial success of the Company.

   Options to purchase a total of 212,250 shares were granted to 92 employees under the Employee Stock Option Plan in fiscal 1996. As of September 30, 1996, (after taking into account the cancellation of certain options but without giving effect to the Amendment) an aggregate 1,867,000 shares were outstanding under the Employee Stock Option Plan and options to purchase 133,000 shares remain available for future grant.

   On October 1, 1996, the Company realigned the management of its commercial operations for the purpose of accelerating the future growth and development of the business. In order to provide sufficient incentive to the new management to drive the performance of the PMSI business toward greater profitability, the Company believes it needs additional shares available under the Employee Stock Option Plan to allow for future grants to such executives and other employees. This Amendment is being proposed for that purpose. No other amendments to the Employee Stock Option Plan are proposed.

   The Employee Stock Option Plan provides for the granting of "non-qualified stock options" and "incentive stock options" to acquire Common Stock and/or the granting of rights to purchase Common Stock on a "restricted stock" basis. The terms and conditions of individual option agreements may vary, subject to the following guidelines: (i) the option price of incentive stock options may not be less than market value on the date of grant; the option price of non-qualified options may be less than market value on the date of grant, (ii) the term of all incentive stock options may not exceed ten years from the date of grant; the term of all non-qualified stock options may exceed ten years, and (iii) no options may be granted after August 17, 2001.

   The  Employee  Stock  Option Plan is  administered  by the  Organization  and
Compensation Committee (the "Committee") of the Board of Directors. The Committee determines (i) which employees of the Company and its subsidiaries shall be granted an Award; (ii) the number of shares for which an employee will be granted such an Award; (iii) the amount to be paid by a grantee upon exercise of an Award; (iv) the time or times and the conditions subject to which Awards may be made and become exercisable; and (v) the form of consideration that may be used to pay for shares issued upon exercise of such Award. The Committee is also responsible for other questions involving the administration and interpretation of the Employee Stock Option Plan. The Committee determines when Awards granted under the Employee Stock Option Plan become exercisable.

   The Board of Directors has the authority to amend the Employee Stock Option Plan at any time, provided that stockholder approval is required (i) to increase the aggregate number of shares of Common Stock as to which Awards may be granted (except for increases due to certain adjustments), (ii) to decrease the minimum exercise price specified by the Employee Stock Option Plan in respect of incentive stock options or (iii) to change the class of employees eligible to receive stock options under the Employee Stock Option Plan.

   The Board of Directors may terminate the Employee Stock Option Plan at any time. The Employee Stock Option Plan will terminate on, and Awards may not be granted after, August 17, 2001, unless terminated by the Board of Directors prior thereto. The termination of the Employee Stock Option Plan will not alter or impair any rights or obligations under any Award previously granted under the Employee Stock Option Plan.

   Set forth below is certain information with respect to options granted in fiscal 1996. For additional information with respect to options granted to the Named Executive Officers, see "Executive Compensation -- Option Grants in Last Fiscal Year."

                                NEW PLAN BENEFITS
                 STOCK OPTION AND RESTRICTED STOCK PURCHASE PLAN

                                                 DOLLAR VALUE(1)    NUMBER OF
               NAME AND POSITION                       ($)            UNITS
----------------------------------------------  ---------------- ---------------
Dennis M.J. Turner...........................           --                --
  Chief Executive Officer
Handel E. Evans..............................           --                --
  Chairman of the Board
Robert J. Frattaroli.........................            0            10,000
  President
Warren J. Hauser.............................            0             3,000
  Vice President, Secretary
Lyle R. Scritsmier...........................            0            10,000
  Vice President, Chief Financial Officer
  and Treasurer
All executive officers as a group.............           0            35,000
All non-employee directors as a group(2)  ....          N/A             N/A
All non-executive officer employees as a group                        30,000

----------

(1) The exercise price of all stock options granted to executive officers in fiscal 1996 under the Employee Stock Option Plan was $13.50 per share. The closing price of the Company's shares on the NASDAQ National Market on September 30, 1996 was $9.00.

(2) Non-employee directors receive options to purchase 12,000 shares of Common Stock upon initial election to the Board of Directors and upon the conclusion of each subsequent three-year period of service as a director pursuant to the Pharmaceutical Marketing Services Inc. Non-Employee Directors' Stock Option Plan.


   Federal Income Tax Consequences. The consequences of incentive stock options, non-qualified options and restricted stock options are quite complex. Therefore, the description of tax consequences set forth below is necessarily general in nature and does not purport to be complete. Moreover, statutory provisions are subject to change, as are their interpretations, and their application may vary in individual circumstances. Finally, the tax consequences under applicable state and local income tax laws may not be the same as under the federal income tax laws.

   Incentive stock options granted pursuant to the Employee Stock Option Plan are intended to qualify as "Incentive Stock Options" within the meaning of
Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"). If an optionee makes no disposition of the shares acquired pursuant to exercise of an incentive stock option within one year after the transfer of shares to such optionee and within two years from grant of the option, such optionee will realize no taxable income as a result of the grant or exercise of such option; and any gain or loss that is subsequently realized may be treated as long-term capital gain or loss, as the case may be. Under these circumstances, the Company will not be entitled to a deduction for federal income tax purposes with respect to either the issuance of such incentive stock options or the transfer of shares upon the exercise.

   If shares subject to incentive stock options are disposed of prior to the expiration of the above time periods, the optionee will recognize ordinary income in the year in which the disqualifying disposition occurs, the amount of which will generally be the lesser of (i) the excess of the market value of the shares on the date of exercise over the option price or (ii) the gain recognized on such disposition. Such amount will ordinarily be deductible by the Company for federal income tax purposes in the same year, provided that the Company satisfies certain federal income tax withholding requirements. In addition, the excess, if any, of the amount realized on a disqualifying disposition over the market value of the shares on the date of exercise will be treated as capital gain.

   Non-qualified options may also be granted under the Employee Stock Option Plan. An optionee who exercises a non-qualified option will recognize as taxable ordinary income, at the time of exercise, an amount equal to the excess of the fair market value of the shares on the date of exercise over the exercise price. Such amount will ordinarily be deductible by the Company in the same year, provided that the Company satisfies certain federal income tax withholding requirements that may be applicable.

   Restricted stock purchase awards may also be granted pursuant to the Employee Stock Option Plan. A recipient of a restricted stock purchase award generally will not recognize taxable income upon the purchase of shares of restricted stock, unless he or she makes a timely election under Section 83(b) of the Code. Such a recipient, however, would recognize ordinary income at the time that such shares become vested in an amount equal to the excess of the fair market value of the shares at that time over the purchase price paid for such shares. If, on the other hand, the recipient makes a timely election under Section 83(b), he or she would recognize ordinary income equal to the excess of the fair market value of the shares at the time of purchase (determined without regard to any transfer restrictions imposed on the shares, the vesting provisions or any restrictions imposed by the securities laws) over the purchase price for such shares. In either case, the Company should be entitled to a deduction of an amount equal to the amount of ordinary income, provided that the Company satisfies certain federal income tax withholding requirements that may be applicable.

   The Company intends to file a Registration Statement under the Securities Act of 1933, as amended, with respect to the Common Stock issuable pursuant to the Amendment subsequent to the approval by the Company's stockholders of the Amendment. The Company previously filed Registration Statements covering an aggregate 2,000,000 shares issuable upon the exercise of options granted under the Employee Stock Option Plan.

   The affirmative vote of the holders of a majority of the shares of the Company's Common Stock present, in person, or by proxy and entitled to vote, is required for approval of the Amendment.

   THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR THE ADOPTION OF THE AMENDMENT TO THE EMPLOYEE STOCK OPTION PLAN. BROKER NON-VOTES AND PROXIES MARKED "ABSTAIN" WITH RESPECT TO THIS PROPOSAL WILL BE COUNTED TOWARDS A QUORUM. ABSTENTIONS WILL BE COUNTED AS A VOTE AGAINST THE PROPOSAL AND BROKER NON-VOTES WILL NOT BE COUNTED FOR PURPOSES OF DETERMINING WHETHER THIS PROPOSAL HAS BEEN APPROVED.

3. RATIFICATION OF APPOINTMENT OF AUDITORS

   The Board of Directors has appointed the firm of Coopers & Lybrand L.L.P., independent public accountants, as the auditors of the Company for the fiscal year ending June 30, 1997, subject to the ratification of such appointment by stockholders at the Annual Meeting. Coopers & Lybrand L.L.P. has audited the Company's financial statements since the Company's inception in 1991.

   If the foregoing appointment of Coopers & Lybrand L.L.P. is not ratified by stockholders, the Board of Directors will appoint other independent accountants whose appointment for any period subsequent to the 1998 Annual Meeting of Stockholders will be subject to the approval of stockholders at that meeting. A representative of Coopers & Lybrand L.L.P. will be present at the Annual Meeting and will have an opportunity to make a statement should he so desire and to respond to appropriate questions.

   THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE TO RATIFY THE APPOINTMENT OF THE FIRM OF COOPERS & LYBRAND L.L.P.

                                      * * *
                                     GENERAL

OTHER MATTERS

   The Board of Directors does not know of any matters that are to be presented at the Annual Meeting other than those stated in the Notice of Annual Meeting and referred to in this Proxy Statement. If any other matters should properly come before the Meeting, it is intended that the proxies in the accompanying form will be voted as the persons named therein may determine in their discretion.

   The Company's Annual Report to Stockholders for the fiscal year ended June 30, 1996 is being mailed to stockholders together with this Proxy Statement.

SOLICITATION OF PROXIES

   The cost of solicitation of proxies in the accompanying form will be borne by the Company, including expenses in connection with preparing and mailing this Proxy Statement. In addition to solicitation of proxies by mail, directors, officers and employees of the Company (who will receive no additional compensation therefor) may solicit the return of proxies by telephone, telegram or personal interview. Arrangements have also been made with brokerage houses and other custodians, nominees and fiduciaries for the forwarding of solicitation material to the beneficial owners of stock held of record by such persons, and the Company will reimburse them for reasonable out-of-pocket expenses incurred by them in connection therewith.

   Each holder of the Company's Common Stock who does not expect to be present at the Annual Meeting or who plans to attend but who does not wish to vote in person is urged to fill in, date and sign the proxy and return it promptly in the enclosed return envelope.

STOCKHOLDER PROPOSALS


   If any stockholder of the Company intends to present a proposal for consideration at the 1998 Annual Meeting of Stockholders and desires to have such proposal included in the proxy statement and form of proxy distributed by the Board of Directors with respect to such meeting, such proposal must be received at the Company's offices at 45 Rockefeller Plaza, Suite 912, New York, New York 10111, Attention: Secretary and General Counsel, not later than July 19, 1997.

                           ANNUAL REPORT ON FORM 10-K

   A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED JUNE 30, 1996, FILED BY THE COMPANY WITH THE COMMISSION, WILL BE FURNISHED, WITHOUT EXHIBITS, WITHOUT CHARGE TO ANY PERSON REQUESTING A COPY THEREOF IN WRITING AND STATING THAT SUCH PERSON IS A BENEFICIAL HOLDER OF SHARES OF COMMON STOCK OF THE COMPANY ON THE RECORD DATE FOR THE ANNUAL MEETING OF STOCKHOLDERS. REQUESTS AND INQUIRIES SHOULD BE ADDRESSED TO PHARMACEUTICAL MARKETING SERVICES INC., C/O THE ANNE MCBRIDE COMPANY, 767 THIRD AVENUE, NEW YORK, NEW YORK 10017.

                                        By Order of the Board of Directors


                                        WARREN J. HAUSER
                                        Secretary

PROXY
                     PHARMACEUTICAL MARKETING SERVICES INC.
           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
            Annual Meeting of Stockholders, Friday, November 22, 1996

         The undersigned stockholder of PHARMACEUTICAL MARKETING SERVICES INC., a Delaware corporation, hereby appoints Handel E. Evans, Dennis M.J. Turner and Warren J. Hauser or any of them, voting singly in the absence of the others, attorneys and proxies, with fu;; power of substitution and revocation, to vote, as designated below, all shares of Common Stock of Pharmaceutical Marketing Services Inc. That the undersigned is entitled to vote at the Annual Meeting of Stockholders of said corporation to be held at The Hyatt Regency Princeton, U.S. Route 1 and Alexander Road, 102 Carnegie Center, Princeton, New Jersey on November 22, 1996 at 10:00 A.M. (local time) or any adjournment thereof, in accordance with the instructions on the reverse side.

         This proxy when properly executed will be voted in the manner directed herein by the undersigned stockholder. If no direction is made, the proxy will be voted "FOR" all nominees in Proposal No. 1 and "FOR" Proposal No. 2 and No.
3. The proxies are authorized to vote as they may determine in their discretion upon such other business as may properly come before the meeting.

         PLEASE MARK, DATE AND SIGN ON THE REVERSE SIDE AND RETURN PROMPTLY USING THE ENCLOSED ENVELOPE.

                  (Continued and to be signed on reverse side.)




                          (Continued from other side)
      PLEASE MARK VOTE IN OVAL IN THE FOLLOWING MANNER USING DARK INK ONLY


[                                                                             ]

The Board of Directors recommends a vote "FOR" all nominees in Proposal No. 1 and "FOR" Proposal No. 2 and "FOR Proposal No. 3.

1. Election of the following Nominees as Directors                For All               3. The ratification of the
   Carolyne K. Davis, Handel E. Evans, Robert J.  For  Withheld Except Nominees Written    appoinment of Coopers For Against Abstain
   Frattaroli, Stuart Gold, Federick W. Kyle,     [ ]    [ ]     [  ]  Below                & Lybrand L.L.P. as  [ ]   [ ]      [ ]
   Dennis M.J. Turner and Patrick J. Welsh                             ________________    as auditors for the
                                                                                           fiscal year ending
                                                                                           June 30, 1997.

2. The increase in the number of shares available   For Withheld Abstain                4. The proxies are authorized
   distribution under the Company's Stock Option    [ ]    [ ]     [ ]                     to vote as they may determine
                                                                                           in their discretion upon such
                                                                                           other business as may properly
                                                                                           come before the meeting.
                                                                                           Date:_____________ , 199

                                                                                           Signature_______________

                                                                                           Signature     if    held
                                                                                           jointly_________________

                                                                                           Please  sign  exactly as
                                                                                           name appears above

                                                                                           When  shares are held in
                                                                                           name of  joint  holders,
                                                                                           each should sign.  When.
                                                                                           Signing   as   attorney,
                                                                                           executor,       trustee,
                                                                                           guardian,  etc.,  please
                                                                                           so indicate.